Eden Bioscience Announces First Quarter 2006 Financial Results

Regains Compliance With Nasdaq Minimum Bid Price Listing Requirement

BOTHELL, WA -- 05/04/2006 -- Eden Bioscience Corporation (NASDAQ: EDEND), which develops, manufactures and markets innovative, natural protein-based products for improving crop production and protecting plants, today announced financial results for its first quarter ended March 31, 2006.

Product sales, net of sales allowances, for the first quarter of 2006 were $1.6 million, which compares to net product sales of $1.2 million in the same period of 2005. Net loss in the first quarter of 2006 was $1.1 million, or $0.13 per weighted average common share, compared to a net loss of $1.7 million, or $0.21 per weighted average common share, in the first quarter of 2005. Per-share loss amounts for the quarters are based on weighted average common shares of 8.1 million in 2006 and 2005.

"This quarter represents our lowest net loss since we began commercializing our products. This is primarily a result of a 43% increase in net sales when compared to the first quarter of 2005," said Rhett Atkins, President and CEO. "Sales in the US agricultural market were strong, as expected, but sales outside the US did not meet expectations. Sales of products incorporating our new harpinAB protein were up 163% while sales of products using the first generation harpinEA protein were down 15%. Historically, the second quarter is our strongest and to have a successful year it will be important to receive reorders in the US agricultural market and to substantially increase our sales outside the US in this quarter."

On May 3, 2006, the Company received notification from the Nasdaq Stock Market that the Company's minimum bid price deficiency had been cured and that, as a result, the hearing before the Nasdaq Listing Qualifications Hearings Panel, scheduled for May 11, 2006, to address the Company's listing status has been cancelled. The Company regained compliance with the $1.00 minimum bid price listing requirement after its stock price closed above $1.00 for ten consecutive trading days following a one-for-three reverse stock split effective April 18, 2006.

Cash and investments as of March 31, 2006 totaled $5.2 million, compared with $6.8 million at December 31, 2005.

About Eden Bioscience

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 11816 North Creek Parkway N., Bothell, WA 98011, 425-806-7300; www.edenbio.com.

© 2005 Eden Bioscience Corporation. Always read and follow label instructions before buying or using this product. Messenger® and Eden Bioscience® are registered trademarks of Eden Bioscience Corporation.

FORWARD-LOOKING STATEMENTS: Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, among which include our ability to obtain reorders in the U.S. and our ability to increase sales outside the U.S. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company's actual results include, among others, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company's financial results is included in Eden Bioscience's most recent annual report on Form 10-K and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

               EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                                  March 31,   December 31,
                                                    2006          2005
                                                ------------  ------------
ASSETS
Current assets:
 Cash and cash equivalents                      $  5,196,626  $  6,825,652
 Accounts receivable, net of sales allowances      1,402,486       212,213
 Inventory, current                                1,521,613     1,713,274
 Prepaid expenses and other current assets           584,362       580,938
                                                ------------  ------------
  Total current assets                             8,705,087     9,332,077
Inventory, non-current                             1,661,718     1,910,280
Property and equipment, net                        5,807,432     5,967,122
Other assets                                         287,700       287,704
                                                ------------  ------------
  Total assets                                  $ 16,461,937  $ 17,497,183
                                                ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                               $    321,153  $    229,667
 Accrued liabilities                                 983,987     1,260,405
                                                ------------  ------------
  Total current liabilities                        1,305,140     1,490,072
Other long-term liabilities                          338,880       250,428
                                                ------------  ------------
  Total liabilities                                1,644,020     1,740,500
                                                ------------  ------------

Commitments and contingencies

Shareholders' equity:
 Preferred stock, $.01 par value, 10,000,000
  shares authorized; no shares issued and
  outstanding at March 31, 2006 and
  December 31, 2005                                    -             -
 Common stock, $.0025 par value, 33,333,333
  shares authorized; 8,135,520 issued and
  outstanding shares at March 31, 2006
  and December 31, 2005                               20,339        20,339
 Additional paid-in capital                      132,711,727   132,586,598
 Accumulated other comprehensive loss                (42,556)      (42,502)
 Accumulated deficit                            (117,871,593) (116,807,752)
                                                ------------  ------------
  Total shareholders' equity                      14,817,917    15,756,683
                                                ------------  ------------
  Total liabilities and shareholders' equity    $ 16,461,937  $ 17,497,183
                                                ============  ============

               EDEN BIOSCIENCE CORPORATION AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                                                 Three Months Ended March
                                                            31,
                                                --------------------------
                                                    2006          2005
                                                ------------  ------------

Product sales, net of sales allowances          $  1,648,387  $  1,154,486

Operating expenses:
 Cost of goods sold                                1,015,480       528,317
 Research and development                            316,538       942,727
 Selling, general and administrative               1,558,786     1,454,704
 Gain on sale of equipment                           (17,578)      (16,410)
                                                ------------  ------------
  Total operating expenses                         2,873,226     2,909,338
                                                ------------  ------------
  Loss from operations                            (1,224,839)   (1,754,852)
                                                ------------  ------------

Other income (expense):
 Gain on sale of investment                           99,884             -
 Interest income                                      61,114        68,305
 Interest expense                                          -          (281)
                                                ------------  ------------
  Total other income                                 160,998        68,024
                                                ------------  ------------

  Loss before income taxes                        (1,063,841)   (1,686,828)
Provision for income taxes                                 -             -
                                                ------------  ------------
  Net loss                                      $ (1,063,841) $ (1,686,828)
                                                ============  ============

Basic and diluted net loss per share            $      (0.13) $      (0.21)
                                                ============  ============

Weighted average shares outstanding
 used to compute net loss per share                8,135,520     8,127,290
                                                ============  ============

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2120
fax: 425-806-7400
investorinfo@edenbio.com